
Uranium Resources, Inc. (Delaware; Nasdaq listed; ASX CDIs)
100%
URI Minerals, Inc. (Delaware)
100%
Hydro Restoration Corporation (Delaware)
100%
Belt Line Resources, Inc. (Texas)
100%
Uranco, Inc. (Delaware)
100%
URI, Inc (Delaware)
100%
URI Neutron Holdings I, Inc. (Delaware)
100%
Anatolia Energy Limited (Australia)
100%
HRI-Churckrock, Inc. (Delware)
100%
Hydro Resources, Inc. (Delaware)
100%
URI Neutron Holdings II, Inc. (Delaware)
100%
Anatolia Uranium (BVI) Ltd (BVI)
100%
Constellres Ltd (Cyprus)
100%
Neutron Energy, Inc. (Nevada)
65%
Anatolia Uranium Pty Ltd (Australia)
35%
80%
Mozawl Mining (Mauritius)
100%
Cibola Resources LLC (Delaware)
100%
Adur Madencilik Ltd STI (Turkey)